EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 21, 2006 (except for Note 16, as to which the date is April 19, 2007), accompanying the financial statements of Pharmasset, Inc. included in the Registration Statement on Form S-1 (No. 333-133907, effective April 26, 2007). We hereby consent to the incorporation by reference of said report in the Registration Statement of Pharmasset, Inc. on Form S-8.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania April 30, 2007